UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 7th Floor, Tysons, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

(571) 302-5757

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the 2017 Stock Plan for Non-Employee Directors.

As described below in Item 5.07 of this Current Report on Form 8-K, on April 30, 2021, the stockholders of Park Hotels & Resorts Inc. (the “Company”) approved the amendment and restatement of the Park Hotels & Resorts Inc. 2017 Stock Plan for Non-Employee Directors (as amended, the “Director Stock Plan”) at the Company’s 2021 annual meeting of stockholders (the “Annual Meeting”) that (among other things) increased the number of shares of the Company’s common stock, par value $0.01 per share, that are available for issuance under the Director Stock Plan by 500,000 shares, from 450,000 to 950,000 shares. The material terms and conditions of the Director Stock Plan have been previously described under Proposal 2 of the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 18, 2021 (the “Proxy Statement”), and are incorporated by reference into Item 5.02 of this Current Report on Form 8-K.

The foregoing summary is qualified in its entirety by reference to the full text of the Director Stock Plan, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A copy of the form of award agreement to be used for restricted stock awards under the Director Stock Plan is filed as Exhibit 10.2 to this Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on April 30, 2021. Stockholders voted as set forth below on the proposals presented for a vote. Each such proposal is described in more detail in the Company’s Proxy Statement.

Proposal 1. Election of Directors

The Company’s stockholders elected the ten persons listed below to serve as directors until the 2022 annual meeting of stockholders and until their successors have been duly elected and qualify, based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
Thomas J. Baltimore, Jr.	158,867,001	29,636,161	2,662,163	16,377,551
Gordon M. Bethune	179,617,653	11,394,153	153,519	16,377,551
Patricia M. Bedient	183,334,504	7,690,599	140,222	16,377,551
Thomas D. Eckert	190,259,684	757,979	147,662	16,377,551
Geoffrey M. Garrett	190,230,298	787,802	147,225	16,377,551
Christie B. Kelly	180,900,242	10,125,474	139,609	16,377,551
Sen. Joseph I. Lieberman	182,610,122	8,392,207	162,996	16,377,551
Thomas A. Natelli	183,344,988	7,672,563	147,774	16,377,551
Timothy J. Naughton	175,870,381	15,143,991	150,953	16,377,551
Stephen I. Sadove	131,778,186	59,238,656	148,483	16,377,551

Proposal 2. Vote to Approve the Amendment and Restatement of 2017 Stock Plan for Non-Employee Directors

The Company’s stockholders approved the amendment and restatement of the Company’s 2017 Stock Plan for Non-Employee Directors based upon the following votes:

For	Against	Abstain	Broker Non-Votes
169,384,814	21,607,619	172,892	16,377,551

Proposal 3. Advisory Vote to Approve Compensation of Named Executive Officers

The Company’s stockholders did not approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers based upon the following votes:

For	Against	Abstain	Broker Non-Votes
33,901,798	157,065,275	198,252	16,377,551

Proposal 4. Ratification of the Appointment of Ernst & Young LLP

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 based upon the following votes:

For	Against	Abstain	Broker Non-Votes
206,840,197	215,966	486,713	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Park Hotels & Resorts Inc. 2017 Stock Plan for Non-Employee Directors (as amended and restated as of April 30, 2021) (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed on April 30, 2021).

10.2*	Form of Restricted Stock Agreement issued pursuant to the Park Hotels & Resorts Inc. 2017 Stock Plan for Non-Employee Directors (as amended and restated as of April 30, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park Hotels & Resorts Inc.

Date: May 4, 2021	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President and Chief Financial Officer